As filed with the Securities and Exchange Commission on March 31, 2016
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ELEVEN BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-2025616
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
215 First Street, Suite 400 Cambridge, MA	2142
(Address of Principal Executive Offices)	(Zip Code)
2014 Stock Incentive Plan
(Full Title of the Plan)
Abbie C. Celniker, Ph.D.
President and Chief Executive Officer
Eleven Biotherapeutics, Inc.
215 First Street, Suite 400
Cambridge, MA 02142
(Name and Address of Agent For Service)

(617) 871-9911
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.
Large accelerated filer                     Accelerated filer
Non-accelerated filer                     Smaller reporting company
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	786,431 shares(2)	$0.32(3)	$251,658(3)	$25

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares reserved on January 1, 2016 for issuance for awards that may be granted under the 2014 Stock Incentive Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on March 30, 2016.

Statement of Incorporation by Reference

This registration statement on Form S-8 is being filed to register the offer and sale of an additional 786,431 shares of common stock, $0.001 par value per share, of Eleven Biotherapeutics, Inc. (the “Registrant”) reserved on January 1, 2016 for issuance for awards granted under the Registrant’s 2014 Stock Incentive Plan, pursuant to the terms of such plan.  In accordance with General Instruction E to Form S-8, this registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on April 9, 2014 (Registration No. 333-195170).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 31 day of March, 2016.
ELEVEN BIOTHERAPEUTICS, INC.

By:     /s/ Abbie C. Celniker, Ph.D.
Abbie C. Celniker, Ph.D.
President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Eleven Biotherapeutics, Inc., hereby severally constitute and appoint Abbie C. Celniker, Ph.D. and John J. McCabe, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Eleven Biotherapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Abbie C. Celniker, Ph.D. Abbie C. Celniker, Ph.D.	President and Chief Executive Officer (Principal Executive Officer)	March 31, 2016
/s/ John J. McCabe John J. McCabe	Chief Financial Officer (Principal financial and accounting officer)	March 31, 2016
/s/ Daniel S. Lynch Daniel S. Lynch	Chairman of the Board of Directors	March 31, 2016
/s/ David A. Berry, M.D., Ph.D David A. Berry, M.D., Ph.D.	Director	March 31, 2016
/s/ Paul G. Chaney Paul G. Chaney	Director	March 31, 2016
/s/ Jay S. Duker, M.D. Jay S. Duker, M.D.	Director	March 31, 2016
/s/ Wendy L. Dixon, Ph.D. Wendy L. Dixon, Ph.D.	Director	March 31, 2016
/s/ Barry J. Gertz, M.D., Ph.D. Barry J. Gertz, M.D., Ph.D.	Director	March 31, 2016
/s/ Jane V. Henderson Jane V. Henderson	Director	March 31, 2016
/s/ Cary G. Pfeffer, M.D. Cary G. Pfeffer, M.D.	Director	March 31, 2016

INDEX TO EXHIBITS

Number	Description
4.1	Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 18, 2014)
4.2	Amended and Restated By-laws of the Registrant (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on April 16, 2015)
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Ernst & Young LLP
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24	Power of attorney (included on signature page)
99.1	2014 Stock Incentive Plan (Incorporated by reference to Exhibit 10.5 to our Registration Statement on Form S-1/A filed with the SEC on January 23, 2014)